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                                                                    Exhibit 99.2


                          NOTICE OF GUARANTEED DELIVERY
                          TO BE USED IN CONNECTION WITH

                       SUPERIOR NATIONAL CAPITAL TRUST I

                              OFFER TO EXCHANGE ITS
                       10 3/4% TRUST PREFERRED SECURITIES
               (LIQUIDATION AMOUNT $1,000 PER PREFERRED SECURITY)
           WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                       FOR ANY AND ALL OF ITS OUTSTANDING
                       10 3/4% TRUST PREFERRED SECURITIES
               (LIQUIDATION AMOUNT $1,000 PER PREFERRED SECURITY)


================================================================================
                    THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS
                  WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
               ON             , 1998 UNLESS THE OFFER IS EXTENDED
                                 ---------------
================================================================================

     As set forth in the Exchange Offer (as defined below), this Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer if (i) certificates for the Trust's (as defined below) 10 3/4% Trust Preferred Securities (the "Preferred Securities") are not immediately available, (ii) the Preferred Securities, the Letter of Transmittal and all other required documents cannot be delivered to Wilmington Trust Company (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on or prior to the Expiration Date. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent on or prior to the Expiration Date. See "The Exchange Offer--Procedures for Tendering Preferred Securities" in the Prospectus.

                    Wilmington Trust Company, Exchange Agent

                      By Mail, Hand or Overnight Delivery:

                            Wilmington Trust Company
                            Corporate Trust Operation
                               Rodney Square North
                            1100 North Market Street
                         Wilmington, Delaware 19890-0001
                                Attn: Jill Rylee

                             Facsimile Transmission:

                                 (302) 651-1079

                              Confirm By Telephone:

                           Jill Rylee: (302) 651-8869

         DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF THIS INSTRUMENT VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

         THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX OF THE LETTER OF TRANSMITTAL.


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Ladies and Gentlemen:

         The undersigned hereby tenders to Superior National Capital Trust I, a Delaware statutory business trust (the "Trust"), upon the terms and subject to the conditions set forth in the Prospectus dated ____________, 1998 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate liquidation amount of Preferred Securities set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Procedures for Tendering Preferred Securities."

Aggregate Liquidation
Amount Tendered:_____________________________________

Name of Registered Holder:___________________________

Address:_____________________________________________

-----------------------------------------------------


Certificate Nos.
(if available):______________________________________

Area Code and Telephone Number:______________________

Signature:___________________________________________

         The undersigned understands that tenders of Preferred Securities will be accepted only in liquidation amounts of $100,000 and integral multiples of $1,000 in excess thereof.

If Preferred Securities will be tendered by book-entry transfer, provide the following information:

DTC Account Number:____________________________

Date:____________________________, 1998

               THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED


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                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

         The undersigned, a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agent Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchange Medallion Program (an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at its address set forth above, either the Preferred Securities tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Preferred Securities to the Exchange Agent's account at The Depository Trust Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letters of Transmittal (or facsimile thereof or Agent's Message (as defined in the Letter of Transmittal in lieu thereof) and any other required documents within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

         The undersigned acknowledges that it must deliver the Letters of Transmittal (or facsimile thereof or Agent's Message in lieu thereof) and the Preferred Securities tendered hereby (or a book-entry confirmation) to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:__________________________________________________________________

(Authorized Signature)_________________________________________________________
                                     Title:

Address:_______________________________________________________________________

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                               (Include Zip Code)


Area Code and Telephone Number:________________________________________________
Date:__________________________________________________________________________

NOTE: DO NOT SEND PREFERRED SECURITIES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF PREFERRED SECURITIES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.


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